Exhibit 99.1

GONGHE COUNTY XINTE PHOTOVOLTAIC CO., LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2013

Independent Auditors’ Report

The Board of Directors
Gonghe County Xinte Photovoltaic Co., Ltd.:

We have audited the accompanying financial statements of Gonghe County Xinte Photovoltaic Co., Ltd., which comprise the balance sheet as of December 31, 2013 and the related statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the period from April 28, 2013 (date of incorporation) to December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gonghe County Xinte Photovoltaic Co., Ltd. as of December 31, 2013, and the results of its operations and its cash flows for the period from April 28, 2013 (date of incorporation) to December 31, 2013 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

(signed) KPMG Huazhen (SGP)

Shanghai, China

March 19, 2015

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO DECEMBER 31, 2013

Period Ended December 31
In RMB	2013

Revenues	-
Cost of sales	-
Gross profit	-
Other income	-
Administrative expenses	(4,160)
Other expenses	-
Operating loss	(4,160)
Finance income(note 9)	4,820
Net profit before income taxes	660
Income taxes (note 7)	(165)
Profit for the period	495
Other comprehensive income for the period	-
Total comprehensive income for the period	495

The accompanying notes are an integral part of these financial statements.

BALANCE SHEET AS OF DECEMBER 31, 2013

In RMB	As of December 31,
2013
ASSETS:
Land use rights (note5)	2,600,000
Property, plant and equipment (note 6)	179,948,020
TOTAL NON-CURRENT ASSETS	182,548,020

CURRENT ASSETS:
Cash and cash equivalents (note 4)	2,000,660
TOTAL CURRENT ASSETS	2,000,660

TOTAL ASSETS	184,548,680

LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Income tax payables	165
Trade and other payables (note 8)	182,548,020
TOTAL CURRENT LIABILITIES	182,548,185

TOTAL LIABILITIES	182,548,185

EQUITY:
Paid-in capital (note 11)	2,000,000
Retained earnings	495
TOTAL EQUITY	2,000,495

TOTAL LIABILITIES AND EQUITY	184,548,680

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO DECEMBER 31, 2013

In RMB	Paid-in	Retained
	Capital	Earnings	Total

Balance at April 28, 2013 (date of incorporation)	-	-	-

Changes in equity for the period
Profit for the period	-	495	495
Other comprehensive income	-	-	-
Total comprehensive income	-	495	495

Capital injection	2,000,000	-	2,000,000

Balance at December 31, 2013	2,000,000	495	2,000,495

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO DECEMBER 31, 2013

Period ended December 31, 2013
In RMB

Cash flows from operating activities

Profit before taxation	660
Adjustments for:
Finance income	(4,820)

Changes in:
Trade and other receivables	-
Trade and other payables	-

Cash used in operating activities	(4,160)

Tax paid	-

Net cash used in operating activities	(4,160)

Cash flows from investing activities
Purchase of property, plant and equipment	-

Net cash used in investing activities	-

Cash flows from financing activities
Capital injection	2,000,000
Finance income received	4,820

Net cash from financing activities	2,004,820
Net increase in cash and cash equivalents	2,000,660
Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at end of the period	2,000,660

The accompanying notes are an integral part of these financial statements.

NOTE 1— REPORTING ENTITY

Gonghe County Xinte Photovoltaic Co., Ltd. (the “Company”) was incorporated on April 28, 2013. The address of its registered office is Photovoltaic Park, Gonghe County, Qing Hai Province, The People’s Republic of China (“PRC”). The Company is a limited liability company established at Qing Hai province in the PRC by TBEA Xinjiang Sunoasia Co., Ltd. (“TBEA Xinjiang”) and Xinjiang Sang Ou Solar Equipment Co., Ltd. (“Xinjiang Sang Ou”). As of December 31 ,2013, the Company was owned as to 90% by TBEA Xinjiang and 10% by Xinjiang Sang Ou. On December 31, 2014, 100% of the Company’s equity interests were acquired by Solar Power, Inc (“SPI”), an entity whose common stock is traded on the Over the Counter Bulletin Board in the United States. Thereafter, SPI has become the ultimate controlling party of the Company.

The Company is principally engaged in the development, investment and operation of the photovoltaic park located in the PRC. As at December 31, 2013, the Company owned a 20 mega-watt photovoltaic park, the construction of which was completed in December 2013.

The photovoltaic park was grid connected in December 2013. Since January 2014, the Company has started generating revenue through sales of electricity to State Grid Qinghai Electric Power Company in the PRC (“State Grid”).

These financial statements were authorized for issue by the Board of Directors of the Company on March 19, 2015.

NOTE 2— BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The accompanying financial statements of the Company have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”), which collective term includes all applicable individual International Financial Reporting Standards, International Accounting Standards (“IASs”) and Interpretations issued by the International Accounting Standards Board (“IASB”).

For local statutory filings in PRC, the Company prepares its annual financial statements in accordance with generally accepted accounting principles in PRC (“PRC GAAP”).

The accounting policies set out in note 3 have been applied in preparing the financial statements for the period from the date of the incorporation of April 28, 2013 to December 31, 2013.

The financial statements have been prepared under the historical cost convention.

The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 14. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As at December 31, 2013, the Company had net current liabilities of RMB 180,547,525, of which RMB 182,174,220 was payable to TBEA Xinjiang in connection with the construction of the Company’s photovoltaic park.

The directors of the Company have given careful consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

The directors believe the Company will generate sufficient cash flow and continue as a going concern on the basis that SPI, the Company’s parent company since December 31, 2014, has undertaken to provide financial support to the Company through at least December 31, 2015 to the extent necessary such that the Company can meet its financial obligations as and when they fall. Accordingly, the accompanying financial statements have been prepared on a going concern basis.

NOTE 3—SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these financial statements are set out below.

3.1     CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and cash at banks with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Company in the management of its short-term commitments.

3.2     FOREIGN CURRENCY TRANSACTIONS

The Company’s financial statements are presented in RMB, which is also the functional currency of the Company.

Transactions denominated in foreign currencies are translated to the functional currency of the Company at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the balance sheet date. Exchange gains and losses are recognized in profit or loss.

3.3     LAND USE RIGHTS

Land use rights are located in the PRC and are carried at cost less accumulated amortization and impairment loss (note 3.5(a)). Amortization is provided to write off cost of land use rights on a straight line basis of 25 years.

3.4     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment losses (note 3.5(a)).

Cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the profit or loss as incurred. Subsequent costs are depreciated over the remaining useful life of the related asset.

Depreciation is calculated using the straight-line method to allocate the cost of the assets to their residual values over their estimated useful lives as follows:

Description	Useful life (in years)
Photovoltaic park assets	25
Buildings	25

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

An item of property, plant and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. Interest costs on borrowings specifically used to finance the construction of property, plant and equipment are capitalized during the construction period if recognition criteria are met.

3.5    IMPAIRMENT OF ASSETS

(a)     Impairment of Property, Plant and Equipment and Land Use Rights

Property, plant and equipment and land use rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflect current market assessments of the time value of money and the risks specific to the assets. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are independently identifiable cash flows (cash-generating units). Impairment loss is reversed if there has been a favorable change in the estimates used in determining the recoverable amount. A reversal in impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

3.6     TAXATION

The tax expense for the period comprises current and deferred tax. Tax is recognized in the profit or loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in PRC. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

3.7     TRADE AND OTHER PAYABLES

Trade and other payables are recognized initially at fair value and subsequently measured at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

3.8     PROVISION AND CONTINGENCIES

Provisions are recognized for other liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

3.9     REVENUE

Revenue is measured at the fair value of the consideration received or receivable. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably. Revenue from the sales of electricity is recognized when the electricity is delivered on gird to the State Grid. Sales of electricity are measured based on the basic tariff and additional tariff (collectively the “On-Grid Tariff”) respectively charged on the actual level of electricity output delivered to the State Grid. Sales revenue earned based on basic tariff and additional tariff are separately billed to and settled by the State Grid. The On-Grid Tariff is determined by the State Development and Reform Committee in the PRC (“SDRC”) from time to time while allocation of On-Grid Tariff between basic and additional tariff is performed by the State Grid.

3.10     RELATED PARTY

a)	A person, or a close member of that person’s family, is related to the Company if that person:

i)	has control or joint control over the Company;

ii)	has significant influence over the Company; or

iii)	is a member of the key management personnel of the Company or the Company’s parent or ultimate controlling shareholders.

b)	An entity is related to the Company if any of the following conditions applies:

i)	The entity and the Company are members of the same group;

ii)	One entity is an associate or joint venture of the other entity (or an associate of joint venture of a member of a group of with the other entity is a member);

iii)	Both entities are joint ventures of the same third party;

iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity;

v)	The entity is a post-employment benefit plan for the benefit of employees of the Company or an entity related to the Company;

vi)	The entity is controlled or jointly controlled by a person identified in (a);

vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity);

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

 NOTE 4—CASH AND CASH EQUIVALENTS

As of December 31
In RMB	2013

Cash at banks	2,000,660
Total	2,000,660

 NOTE 5—LAND USE RIGHTS

The Company’s interest in land use rights represents payment made to acquire the use right for land in the QingHai province in the PRC where the photovoltaic park is located. The Company is in the process of obtaining the land use right certificate from the local land Bureau.

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized as follows:

In RMB	Photovoltaic park assets	Buildings	Construction in progress	Total

Cost:
Balance at April 28, 2013	-		-	-
Additions	-		179,948,020	179,948,020
Transfer from Construction in progress	177,605,992	2,342,028	(179,948,020)	-
Balance at December 31, 2013	177,605,992	2,342,028	-	179,948,020

Accumulated depreciation
Balance at April 28, 2013	-		-	-
Depreciation for the period	-		-	-
Balance at December 31, 2013	-		-	-

Net book value
At December 31, 2013	177,605,992	2,342,028	-	179,948,020

Photovoltaic park assets primarily included construction fees of the park, costs of items installed in the park including solar panels, and other costs incurred that are directly attributable to getting the park ready for its intended use of grid connection with customer for supply of electricity.

The Company’s buildings were self-constructed and the Company had not obtained the building certificate by December 31, 2013. The management is of the opinion that the absence of the building certificate of these buildings will not affect the Company’s operation in its normal course of business.

NOTE 7—TAXATION

(a)	Taxation in the profit or loss represents:

Period ended December 31,
In RMB	2013
Current tax	165
Tax credit	165

Pursuant to the tax law in PRC, the statutory income tax rate of the Company in 2013 was 25%.

(b)	Reconciliation between tax expense and accounting loss at applicable tax rate:

Period Ended December 31,
In RMB	2013

Profit before taxation	660
National tax on profit before tax, calculated at the statutory tax rate of 25%	165
Total	165

NOTE 8—TRADE AND OTHER PAYABLES

As of December 31,
In RMB	2013
Payables for property, plant and equipment	182,486,220
Other payable and accruals	61,800
Total	182,548,020

NOTE 9—FINANCE INCOME

Period Ended December 31,
In RMB	2013

Bank interest income	4,820
Finance income recognized in profit or loss	4,820

NOTE 10—FINANCIAL INSTRUMENTS—RISK MANAGEMENT AND FAIR VALUES

The Company’s activities in the normal course expose the Company to credit risk and liquidity risk.

The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the banks where the Company placed deposits and the Company’s receivables from customers after gird connection in January 2014. Management monitors the exposures to these credit risks on an ongoing basis.

The Company placed deposits in state-owned banks with high credit rating and remote credit risk.

Since January 2014, the Company has started generating revenue from State Grid through the sales of electricity. Up to the issuance date of the accompanying financial statements, State Grid is still the Company’s sole customer and therefore the Company has significant concentration of credit risk on trade receivables arising from the sales of electricity. Given State Grid is a state-owned entity, the management considered that the credit risk that the Company will expose is at a low level.

As of December 31, 2013, the maximum exposure to credit risk is represented by the carrying amount of the cash and cash equivalents in the balance sheet. The Company only started generating revenue in January 2014 and therefore there was no accounts receivable that would expose the Company to credit risk as at December 31, 2013.

The Company does not provide any guarantees which would expose the Company to credit risk.

(b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. Management’s approach in managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company is one of the subsidiaries of a larger group. The liquidity of the Company is primarily dependent on its ability to maintain adequate cash inflows from operations and obtain adequate finance from or through its holding companies.

As at December 31, 2013, the Company had net current liabilities of RMB 180,547,525. SPI, which has become the parent company following the acquisition of 100% equity interests of the Company on December 31, 2014, has undertaken to provide financial support to the Company to the extent necessary so the Company can meet its financial obligations as and when they fall due prior to December 31, 2015.

The following table details the remaining contractual maturities at the end of the reporting period of the Company’s financial liabilities, which are based on the contractual undiscounted cash flows and the earliest date the Company can be required to pay:

 As of December 31, 2013

	Carrying amount	Contractual undiscounted cash outflow
		Within 1 year	More than 1 year but less than 2 years	More than 2 year but less than 5 years	More than 5 years	Total

Trade and other payables	182,548,020	182,548,020				182,548,020
Total	182,548,020	182,548,020				182,548,020

(c)	Fair value measurement

The Company did not hold any financial assets and liabilities carried at fair value as at December 31, 2013.

The carrying amounts of the Company’s financial assets and liabilities carried at cost or amortized cost are not materially different from their fair value as at December 31, 2013.

NOTE 11—PAID-IN CAPITAL

  (a) Movement of paid-in capital

Period ended December 31,
In RMB	2013
Balance at April 28, 2013	-
Capital injection by equity holders during the period	2,000,000
Balance at December 31, 2013	2,000,000

Registered capital at December 31, 2013	10,000,000

 (b) Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern so that it can provide returns for equity holders and benefits for other stakeholders and secure access to finance at a reasonable cost.

 NOTE 12—RELATED PARTY TRANSACTIONS

The Company entered into the following material transactions with its related party during the reporting period:

(a)	Construction of a 20 mega-watt photovoltaic park

Period ended December 31,
In RMB	2013

Immediate holding company:
TBEA Xinjiang	182,174,220

 The Company had the following balances with its related party at the end of the reporting period:

(b)	Trade and other payables

As of December 31
In RMB	2013

Immediate holding company:
TBEA Xinjiang	182,174,220

The balances due to TBEA Xinjiang were related to the construction of the Company’s photovoltaic park by TBEA Xinjiang. Pursuant to the construction contract entered between the Company and TBEA Xinjiang on July 30, 2013, payable balances relating to the construction were due for payment in accordance with the various stages of construction progress of the photovoltaic park. As at December 31, 2013, the construction of the photovoltaic park had been completed and the entire payable balances due to TBEA Xinjiang were due for payment.

In connection with the SPI’s acquisition of the Company’s entire equity interests as set out in note 1, the Company, TBEA Xinjiang, Xinjiang Sang Ou and SPI entered into an agreement dated November 6, 2014, pursuant to which payables of RMB 144,200,000 due to TBEA Xinjiang as at that date are repayable on December 31, 2015, carry interests at an annual rate of 5.88% and are guaranteed by SPI and the remaining payables of RMB 18,800,000 as at that date are due for payment by May 30, 2015.

NOTE 13—IMMEDIATE AND ULTIMATE CONTROLLING PARTY

At December 31, 2013, the directors considered the immediate holding companies to be TBEA Xinjiang and Xinjiang Sang Ou, both of which are incorporated in the PRC, and the ultimate holding company to be TBEA Co., Ltd., which is incorporated in the PRC. TBEA Co., Ltd. produces financial statements in accordance with PRC accounting standards that are available for public use.

On December 2014, SPI acquired all the equity interests of Gonghe County Xinte Photovoltaic Co., Ltd. and has become the ultimate controlling party of the Company.

NOTE 14—SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The selection of critical accounting policies, the judgements and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors to be considered when reviewing the financial statements. The principal accounting policies are set forth in note 3. The Company believes the following critical accounting policies involve the most significant judgements and estimates used in the preparation of the financial statements.

(a) Impairment of property, plant and equipment and land use rights

The Company conducts impairment reviews on property, plant and equipment and land use rights when events of changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognized when the carrying amount of an asset is lower than the greater of its fair value less cost to sell or the value in use. In determining the value in use, management assess the present value of the estimated future cash flows expected to arise from the continuing use of the asset and from its disposal at the end of its useful life. Significant estimates and judgements are applied in determining these future cash flows and the discount rate.

(b)Useful lives of property, plant and equipment and land use rights

The Company’s management determines the estimated useful lives and related depreciation or amortization charges for its property, plant and equipment and land use rights. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment and land use rights of similar nature and functions. It could change significantly as a result of technical innovations and competitor actions in response to severe industry cycles. Management will increase the depreciation or amortization charges where useful lives are less than previously estimated lives, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

(c)Provision for income taxes

The Company is subject to income taxes in the PRC. Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Deferred income tax assets relating to temporary differences and tax losses are recognized when management expects it is probable that future taxable profits will be available to utilize against the temporary difference or tax losses. Where the expectations are different from the original estimates, such differences will impact the recognition of deferred income tax assets in the period in which such estimates have been changed.

NOTE 15—POSSIBLE IMPACT OF AMENDMENTS, NEW STANDARDS AND INTERPRETATIONS ISSUED BUT NOT YET EFFECTIVE FOR THE ANNUAL ACCOUNTING PERIOD ENDED 31 DECEMBER 2013

Up to the date of issue of these financial statements, the IASB has issued a number of amendments, new standards and interpretations which are not yet effective for the period ended December 31, 2013 and which have not been adopted in these financial statements.

Effective annual financial periods beginning on or after
Amendments to IFRS 10, IFRS 12 and IAS 27, Investment entities	January 1, 2014
Amendments to IAS 32, Financial instruments: Presentation - Offsetting financial assets and financial liabilities	January 1, 2014
Amendments to IAS 36, Recoverable amount disclosure for non-financial assets	January 1, 2014
Amendments to IAS 39, Novation of derivatives and continuation of hedge accounting	January 1, 2014
IFRIC 21, Levies	January 1, 2014
Amendments to IAS 19, Defined benefit plans: Employee contributions	July 1, 2014
Annual improvements to IFRS 2010-2012 cycle	July 1, 2014
Annual improvements to IFRS 2011-2013 cycle	July 1, 2014
Annual improvements to IFRS 2012-2014 cycle	January 1, 2016

Amendments to IFRS 11, Accounting for acquisitions of interests in joint ventures	January 1, 2016
Amendments to IAS 16 and IAS 38, Clarification of acceptable methods of depreciation and amortization	January 1, 2016
Amendments to IAS 27, Equity method in separate financial statements	January 1, 2016
Amendments to IFRS 10 and IAS 28, Sale or contribution of assets between an investor and its associate or joint venture	January 1, 2016
IFRS 15, Revenue from contracts with customers	January 1, 2017
IFRS 9, Financial Instruments	January 1, 2018

Management has made an initial assessment of what the impact of these amendments and new standards is expected to be in the period of initial application and has so far concluded that the adoption of them is unlikely to have a significant impact on the Company’s results of operations and financial position.

NOTE 16- SUBSEQUENT EVENT

In addition to those subsequent events disclosed in note 1 and note 12(b), the following event has taken place after December 31, 2013.

On July 21, 2014, the Company’s Board of Directors resolved to increase the Company’s registered capital by RMB 33,000,000, from RMB 10,000,000 to RMB 43,000,000 and the Company’s paid-in capital by RMB 41,000,000, from RMB 2,000,000 to RMB 43,000,000. Prior to the date of acquisition by SPI, the Company had received the additional paid in capital of RMB41,000,000 from TBEA Xinjiang and Xinjiang Sang Ou.